UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

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Capital Gold Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRESS RELEASE

FOR IMMEDIATE RELEASE

CAPITAL GOLD ANNOUNCES POSTPONEMENT OF ANNUAL MEETING OF STOCKHOLDERS

New York, January 16, 2009 – Capital Gold Corporation (TXS: CGC; OTC/BB: CGLD) today announced that it has postponed its annual meeting of stockholders, which had been scheduled for January 20, 2009.  Details of the rescheduled annual meeting will be provided when they are available.  The annual meeting has been postponed to allow management sufficient time to respond to comments of the staff of the Securities and Exchange Commission resulting from a regular review of the Company’s  periodic  filings.  In addition to the report of management on internal controls over financial reporting which was contained in the Company’s recent Form 10-K, the SEC’s comments require the Company to obtain an attestation report of the Company’s independent registered accounting firm of internal controls over financial reporting, among other matters.  At the time that the Form 10-K was filed, the Company believed that only management’s report on internal controls over financial reporting was required because the Company was previously a smaller reporting company and not required to obtain an attestation report of its independent auditor.  The staff of the SEC has indicated in its comment letter that an attestation report is required.  Accordingly, the Company has engaged its independent auditor to provide such an attestation report.  Upon receipt of such report, the Company will amend its Form 10-K to include the report and will thereafter schedule its annual meeting of stockholders.

Important Information to Stockholders

On December 10, 2008, in connection with its 2009 Annual Meeting, Capital Gold mailed to its stockholders, and filed with the Securities and Exchange Commission, a proxy statement.  The company intends to amend its 2009 proxy statement in response to the SEC’s comments.  Stockholders are urged to read the amended proxy statement regarding the proposals to be acted upon at the annual meeting when it becomes available, because it will contain important information. The Company will mail the amended proxy statement to its stockholders when it is available.  Stockholders will be able to obtain a free copy of the amended proxy statement, as well as other filings containing information about Capital Gold, without charge, at the SEC’s internet site (http://www.sec.gov).

About Capital Gold

Capital Gold Corporation (CGC; CGLD) is a gold production and exploration company.  Through its Mexican subsidiaries and affiliates, it owns 100% of the El Chanate gold property in Sonora, Mexico.  The Company has produced 40,000 ounces of gold in its first year of operation.  Further information about Capital Gold and the El Chanate gold mine is available on the Company’s website, www.capitalgoldcorp.com.

Contact:
Jeff Pritchard, VP-Investor Relations	Tel: (212) 344-2785
Capital Gold Corporation	Fax: (212) 344-4537
Email: pritchard@capitalgoldcorp.com

Kelly Cody, Director, Corporate Communications	Tel: (212) 344-2785
Capital Gold Corporation	Fax: (212) 344-4537
Email: kelly@capitalgoldcorp.com

Media Inquiries
Victor Webb/Madlene Olson	Tel: (212) 684-6601
Marston Webb International	Fax: (212) 725-4709
Email: marwebint@cs.com